UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2015

Commission File Number:  000-52369

FitLife Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Daniel W. Rumsey
Disclosure Law Group
600 West Broadway
Suite 700
San Diego, CA, 92101
619-795-1134
619-330-2101
drumsey@disclosurelawgroup.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ x ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

FitLife Brands, Inc. (the "Company") today announced the closing of a merger on September 30, 2015 (the "Closing Date"), pursuant to which iSatori, Inc. ("iSatori) merged with and into ISFL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub") (the "Merger"). The Merger was consumated in accordance with the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated May 18, 2015, by and among the Company, iSatori, and Merger Sub, and was approved by iSatori shareholders at a special meeting held on September 29, 2015. The Company first disclosed details of the Merger in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2015.

In connection with the closing of the Merger, each holder of iSatori common stock has the right to receive 0.1732 shares of the Company's common stock for every share of iSatori common stock held on the Closing Date, excluding any shares of iSatori common stock with perfected appraisal rights. The Company expects to issue approximately 2.3 million shares of common stock to iSatori shareholders. In the event any iSatori shareholder would otherwise be entitled to a fractional share of the Company's common stock, the Company will pay the value of those fractional interests in cash.

The foregoing description of the Merger Agreement and the transactions contemplated therein are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was attached to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2015 as Exhibit 2.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms and conditions of the Merger Agreement, the Company agreed to increase the size of its Board of Directors (the "Board") from five to seven members, appoint Stephen Adelé, the Chief Executive Officer of iSatori, to serve on the Board, and appoint two independent directors, designated by iSatori, to the Board. Accordingly, on the Closing Date, Messrs. Seth Yakatan and Todd Ordal were appointed to the Company's Board of Directors, as well as Mr. Adelé, and Dr. Fadi Aramouni resigned from the Board. The biographies of each newly appointed director is set forth below.

Mr. Stephen Adelé served as the Chief Executive Officer and President of iSatori from April 5, 2012 until the consummation of the Merger. Mr. Adelé founded iSatori Technologies, Inc., a Colorado corporation and a predecessor to the Company ("iSatori Tech"), in 2001 and has served as its President and Chief Executive Officer since that time. Prior to founding iSatori Tech., Mr. Adelé served as vice president for Experimental and Applied Sciences (EAS) from April 1995 to May 2000. At EAS, Mr. Adelé sourced and secured foreign distribution partners, developed strategic partnerships, set up local manufacturing, and assisted partners in developing strategic growth plans. In addition, he worked with regulatory agencies to ensure governmentally compliant formulated products and established a distribution center in Tilburg, Netherlands, as well as manufacturing in Germany and New Zealand.

Mr. Adelé earned his bachelor's degree in finance, with a minor in international studies, from the University of Colorado. Mr. Adelé is the author of several books on fitness, nutrition and wellness and has published numerous articles on these topics. As the CEO of iSatori, he was named a finalist for Entrepreneur of the Year by Ernst & Young in 2006 and 2007, named a finalist for "Best Boss in America" by Fortune magazine, won the prestigious Gold Award for growth in small businesses by Nutrition Business Journal, was named Outstanding Young Coloradoan in 2009 and was nominated for Outstanding Young American in 2010.

Mr. Seth Yakatan served as a member of iSatori's Board of Directors from September 16, 2014 until the closing of the Merger. Mr. Yakatan is currently Vice President of Business Development for Invion, Ltd. (ASX: IVX). Mr. Yakatan brings more than 24 years of experience as a life sciences business development and corporate finance professional, actively supporting small cap and major companies in achieving corporate, financing, and asset monetization objectives. Mr. Yakatan began his career as a venture capital analyst with Ventana Growth Funds and Sureste Venture Management, where he gained significant experience in creating successful venture-backed life science and biotechnology companies. Prior to founding Katan Associates in 2001, Mr. Yakatan worked in merchant banking at the Union Bank of California, N.A., in the Specialized Lending Media and Telecommunications Group. During his six years there, he completed the placement of subordinated debt and private equity investments, exceeding $3 billion in transaction value. Seth is recognized as an expert in the valuation of life sciences companies, stemming from industry experience and academia. He has authored several publications and lectured and guest lectured at corporate workshops and universities on valuation theory and real-world practice and case studies and consulted to several state and provincial governments worldwide on commercialization and capital access initiatives. Mr. Yakatan holds an MBA in Finance from the University of California, Irvine, and a BA in History and Public Affairs from the University of Denver.

Mr. Todd Ordal served as a member of iSatori's Board of Directors from April 16, 2012until the closing of the Merger. Mr. Ordal is the President and founder of Applied Strategy, LLC, a private consulting company providing consulting and coaching services to chief executive officers and other executives around the word. Prior to founding Applied Strategy, LLC, Mr. Ordal served as Chief Executive Officer of Dore Achievement Centers from December, 2002 until November, 2004. Prior to joining Dore Achievement Centers, Mr. Ordal served President and Chief Executive Officer of Classic Sports Companies from January, 2001 until December, 2002. Prior to Classic Sport Companies, Mr. Ordal served as a Division President for Kinko's where he had accountability for $500,000,000 in revenue, 300 stores and 7,000 people. Mr. Ordal served as a member of the board of directors for Kinko's Service Corporation from July, 1992 until July, 1997. He has also served on several non-profit board and boards of advisors. Mr. Ordal received his bachelors in psychology from Morehead State University and his MBA from Regis University.

Except as otherwise disclosed herein, there are no arrangements or understandings in connection the appointment of Messrs. Adelé, Yakatan and Ordal to the Company's Board of Directors, or any relationships or related party transactions between the Company or any of its executive officers and/or directors, and Messrs. Adelé, Yakatan and Ordal that would require disclosure under Item 401(d) or 404(a) of Regulation S-K.

Item 8.01 Other Events.

A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of iSatori required by Item 9.01(a) of Form 8-K are incorporated by reference from the following reports filed by iSatori with the Securities and Exchange Commission (the "SEC"):

• Form 10-K for the year ended December 31, 2014, filed with the SEC on March 24, 2015
• Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 13, 2015

(b) Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date:   October 1, 2015
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	iSatori Press Release